Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

SECOND QUARTER OF FISCAL 2011

Calabasas Hills, CA – July 20, 2011 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2011, which ended on June 28, 2011.

Total revenues were $430.7 million in the second quarter of fiscal 2011 as compared to $418.9 million in the prior year second quarter.  Net income and diluted net income per share were $24.7 million and $0.42, respectively.

Operating Results

Comparable restaurant sales at The Cheesecake Factory and Grand Lux Cafe increased 2.1% in the second quarter of fiscal 2011 from the second quarter of the prior year.  By concept, comparable restaurant sales grew 2.3% at The Cheesecake Factory and were flat at Grand Lux Cafe.

“We continue to demonstrate a best-in-class competitive position with our sixth consecutive quarter of positive comparable sales and increases in guest traffic,” said David Overton, Chairman and CEO.  “We experienced higher sales in every day part, with solid gains in the ‘shoulder periods,’ consistent with our performance last quarter.  Our average ticket progressed nicely again this quarter as well, with menu mix showing further improvement, as expected.

“In spite of the high food cost inflation environment, we are managing expenses well, offsetting cost pressures to deliver solid earnings growth.  Our operators are doing an outstanding job of running our restaurants efficiently and productively.  We are on-track to deliver mid-teens earnings per share growth this year, which is in-line with our longer-term objectives,” continued Overton.

Development

The Company currently expects to open seven new restaurants in fiscal 2011.  Its most recent opening – The Cheesecake Factory in Short Hills, New Jersey – opened on July 18, 2011, as previously announced.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Capital Allocation

Based on its outlook for continued, healthy cash flow generation in fiscal 2011, the Company is increasing its share repurchase target for fiscal 2011 to a range of between $125 million and $150 million, from its previous target of $100 million.

During the second quarter, the Company repurchased 1,482,343 shares of its common stock at a cost of approximately $44.4 million.  Year-to-date, the Company has repurchased 3,231,463 shares at a total cost of approximately $95.0 million.

“We are confident in the near- and long-term outlook for our Company.  The health of our business drives our ability to generate increasingly stronger levels of cash flow, which we are returning to shareholders in a meaningful way through share repurchases this year,” concluded Overton.

Conference Call and Webcast

A conference call to review the Company’s results for the second quarter of fiscal 2011 will be held today at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through August 20, 2011.  To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page and select the conference call link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 165 full-service, casual dining restaurants throughout the U.S., including 151 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  To learn more about the Company, please visit www.thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: the Company’s ability to increase guest traffic levels in its restaurants, deliver positive comparable restaurant sales and effectively leverage incremental sales; the Company’s ability to deliver financial results within the range that it has publicly disclosed; the Company’s ability to meet its new restaurant opening target; the Company’s ability to generate high levels of cash flow and utilize it to repurchase the Company’s common stock; factors outside of the Company’s control that impact consumer confidence and spending; current and future macro national and regional economic and credit market conditions; changes in national and regional unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	June 28, 2011		June 29,2010		June 28, 2011		June 29, 2010
	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue
Consolidated Statements of Operations
Revenues	$430,746	100.0%	$418,909	100.0%	849,511	100.0%	$824,342	100.0%
Costs and expenses:
Cost of sales	109,924	25.5%	102,752	24.5%	214,588	25.3%	201,355	24.5%
Labor expenses	139,469	32.4%	136,038	32.5%	276,967	32.6%	271,207	32.9%
Other operating costs and expenses	103,392	24.0%	100,391	24.0%	206,666	24.3%	199,702	24.2%
General and administrative expenses	24,208	5.6%	23,766	5.7%	48,473	5.7%	47,190	5.7%
Depreciation and amortization expenses	17,483	4.1%	18,026	4.3%	34,936	4.1%	36,181	4.4%
Preopening costs	1,108	0.2%	641	0.1%	2,868	0.3%	2,735	0.3%
Total costs and expenses	395,584	91.8%	381,614	91.1%	784,498	92.3%	758,370	92.0%
Income from operations	35,162	8.2%	37,295	8.9%	65,013	7.7%	65,972	8.0%
Interest expense	(1,128)	(0.3)%	(10,547)	(2.5)%	(2,485)	(0.3)%	(13,556)	(1.7)%
Interest income	40	—	17	—	79	—	168	—
Other (expense)/income, net	(6)	—	191	—	(90)	—	537	0.1%
Income before income taxes	34,068	7.9%	26,956	6.4%	62,517	7.4%	53,121	6.4%
Income tax provision	9,320	2.2%	7,727	1.8%	17,313	2.1%	15,226	1.8%
Net income	$24,748	5.7%	$19,229	4.6%	$45,204	5.3%	$37,895	4.6%

Basic net income per share	$0.44		$0.32		$0.79		$0.64
Basic weighted average shares outstanding	56,554		59,238		57,517		59,261

Diluted net income per share	$0.42		$0.32		$0.76		$0.62
Diluted weighted average shares outstanding	58,595		60,863		59,543		60,706

Selected Segment Information
Revenues:
Restaurants	$416,549		$404,797		$823,452		$798,469
Bakery	28,110		27,182		53,947		52,530
Intercompany bakery sales	(13,913)		(13,070)		(27,888)		(26,657)
	$430,746		$418,909		$849,511		$824,342

Income from operations:
Restaurants	$56,621		$58,387		$108,518		$107,727
Bakery	1,885		2,219		2,885		4,734
Corporate	(23,344)		(23,311)		(46,390)		(46,489)
	$35,162		$37,295		$65,013		$65,972

Selected Consolidated Balance Sheet Information	June 28, 2011	December 28,2010
Cash and cash equivalents	$58,933	$81,619
Total assets	995,722	1,037,307
Total liabilities	439,060	444,970
Stockholders’ equity	556,662	592,337

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
Supplemental Information	June 28, 2011	June 29, 2010	June 28, 2011	June 29, 2010
Comparable restaurant sales percentage change	2.1%	1.6%	1.8%	2.2%
Restaurants opened during period	—	—	1	2
Restaurants open at period-end	164	162	164	162
Restaurant operating weeks	2,132	2,106	4,258	4,196

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present the second quarter and year-to-date fiscal 2010 changes to net income and diluted net income per share excluding the impact from a certain item.  Additional detail regarding this item can be found in the Company’s Quarterly Report on Form 10-Q for the period ended June 29, 2010 filed with the Securities and Exchange Commission.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended		26 Weeks Ended
	June 28, 2011	June 29, 2010	June 28, 2011	June 29, 2010
	(unaudited; in thousands, except per share data)
Net income (GAAP)	$24,748	$19,229	$45,204	$37,895
After-tax impact from:
- Unwinding of interest rate collar (1)	-	4,426	-	4,426
Net income (non-GAAP)	$24,748	$23,655	$45,204	$42,321

Diluted net income per share (GAAP)	$0.42	$0.32	$0.76	$0.62
After-tax impact from:
- Unwinding of interest rate collar (2)	-	0.07	-	0.08
Diluted net income per share (non-GAAP)	$0.42	$0.39	$0.76	$0.70

(1)	The pre-tax amount associated with this item is $7,376 and was recorded in interest expense.
(2)

The diluted weighted average shares outstanding are different for the 13 and 26 weeks ended June 29, 2010. As a result, the after-tax impact to diluted net income per share from unwinding the interest rate collar in fiscal 2010 is not the same for both periods.

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